Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

BENEFICIENT

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to be paid

Secondary Offering

	Equity	Class A Common Stock	457(c)	225,455,974	$2.69 (1)	$606,476,570.06	$0.0001102	$66,833.72

	Equity	Warrants to Purchase Units Consisting of Class A Common Stock and Series A Preferred Stock	457(f)	132,500	—	—	—	—

	Other	Warrant Units Issuable upon Exercise of Warrants	457(f)	132,500	11.555 (3)	$1,531,037.50	$0.0001102	$168.72

	Equity	Class A Common Stock Underlying the Warrant Units	Other(2)	132,500	—	—	—	—

	Equity	Series A Preferred Stock Underlying the Warrant Units	Other(2)	132,500	—	—	—	—

	Equity	Class A Common Stock Underlying the Series A Preferred Stock Underlying the Warrant Units	Other(2)	33,125	—	—	—	—

Primary Offering

	Other	Warrant Units Issuable Upon Exercise of Warrants (4)	Other(5)	132,500	11.50	$1,523,750.00	$0.0001102	$167.92

	Equity	Class A Common Stock Underlying the Warrant Units	Other(2)	132,500	—	—	—	—

	Equity	Series A Preferred Stock Underlying the Warrant Units	Other(2)	132,500	—	—	—	—

	Equity	Class A Common Stock Underlying the Series A Preferred Stock Underlying the Warrant Units	Other(2)	33,125	—	—	—	—

Primary

	Total Offering Amounts					$609,531,357.56		$67,170.36

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$67,170.36

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($2.83) and low ($2.55) prices of the shares of Class A common stock on The Nasdaq Global Market on July 14, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(2)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(3)

In accordance with Rule 457(f)(1), based on the sum of (a) the average of the high ($0.0585) and low ($0.0548) prices of the Warrants on Nasdaq on July 14, 2023 and (b) $11.50, the exercise price of the Warrants, resulting in a combined maximum offering price per warrant of $11.555. The maximum number of Warrant Units issuable upon exercise of the Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the underlying Warrant Units and those Warrant Units are included in the registration fee. The maximum number of shares of Class A common stock underlying the Warrant Units, the maximum number of shares of Series A preferred stock underlying the Warrant Units and the maximum number of shares of Class A common stock issuable upon conversion of the Series A preferred stock underlying the Warrant Units are being simultaneously registered hereunder.

(4)	Represents units issuable upon exercise of the Warrants by persons other than the original purchaser thereof or its affiliates.
(5)

Estimated solely for the purpose of calculating the registration fee pursuant and based upon the price at which such Warrants may be exercised. The maximum number of Warrant Units issuable upon exercise of the Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the underlying Warrant Units and those Warrant Units are included in the registration fee. The maximum number of shares of Class A common stock underlying the Warrant Units, the maximum number of shares of Series A preferred stock underlying the Warrant Units and the maximum number of shares of Class A common stock issuable upon conversion of the Series A preferred stock underlying the Warrant Units are being simultaneously registered hereunder.